Exhibit 99.2

Rexford Industrial

Supplemental Financial Reporting Package.

Fourth Quarter | 2017

11127

Rexford Industrial Realty, Inc. NYSE: REXR
11620 Wilshire Blvd, Suite 1000
Los Angeles, CA 90025
310-966-1680

www.RexfordIndustrial.com

Table of Contents.

Section	Page

Corporate Data:
Investor Company Summary	3
Financial and Portfolio Highlights and Common Stock Data	4
Consolidated Financial Results:
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6-7
Non-GAAP FFO, Core FFO and AFFO Reconciliations	8-9
Statement of Operations Reconciliations	10
Same Property Portfolio Performance	11
Capitalization Summary	12
Debt Summary	13
Portfolio Data:
Portfolio Overview	14
Occupancy and Leasing Trends	15
Leasing Statistics	16-17
Top Tenants and Lease Segmentation	18
Capital Expenditure Summary	19
Properties and Space Under Repositioning	20-21
Current Year Acquisitions and Dispositions Summary	22
Guidance	23
Net Asset Value Components	24
Notes and Definitions	25-28
Disclosures:
Forward Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2016 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 23, 2017. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Adeel Khan	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Steven C. Good	Director
Peter Schwab	Director
Tyler H. Rose	Director

Investor Relations Information
ICR
Stephen Swett
www.icrinc.com
212-849-3882

Equity Research Coverage
Bank of America Merrill Lynch	James Feldman	(646) 855-5808
Capital One	Chris Lucas	(571) 633-8151
Citigroup Investment Research	Emmanuel Korchman	(212) 816-1382
D.A Davidson	Barry Oxford	(212) 240-9871
J.P. Morgan	Michael W. Mueller, CFA	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
National Securities Corporation	John R. Benda	(212) 417-8127
Stifel Nicolaus & Co.	John W. Guinee	(443) 224-1307
Wells Fargo Securities	Blaine Heck	(443) 263-6529
B. Riley FBR, Inc.	Craig Kucera	(540) 277-3366
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 3

Financial and Portfolio Highlights and Common Stock Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Financial Results:
Total rental revenues	$45,767	$43,230	$36,419	$35,001	$34,449
Net income	$14,115	$2,009	$19,855	$5,721	$8,546
Net Operating Income (NOI)	$33,615	$32,001	$26,883	$25,779	$25,310
Company share of Core FFO	$20,025	$18,049	$15,893	$15,104	$15,048
Company share of Core FFO per common share - diluted	$0.26	$0.25	$0.23	$0.23	$0.23
Company share of FFO	$19,993	$18,034	$15,873	$14,733	$15,071
Company share of FFO per common share - diluted	$0.26	$0.25	$0.23	$0.22	$0.23
Adjusted EBITDA	$30,675	$28,265	$25,360	$22,292	$22,388
Dividend declared per common share	$0.145	$0.145	$0.145	$0.145	$0.135
Portfolio Statistics:
Portfolio SF - consolidated	18,476,809	18,044,612	16,221,646	15,069,122	15,020,336
Ending occupancy - consolidated portfolio	95.5%	92.9%	91.4%	88.9%	91.7%
Stabilized occupancy - consolidated portfolio	98.2%	97.2%	96.5%	96.4%	96.8%
Leasing spreads - GAAP	27.7%	26.3%	20.4%	23.3%	16.1%
Leasing spreads - cash	18.9%	16.7%	10.6%	13.7%	5.9%
Same Property Performance:
Same Property Portfolio SF	10,998,813	10,998,813	10,998,813	10,998,813	10,998,813
Same Property Portfolio ending occupancy	98.0%	96.6%	94.8%	94.4%	96.2%
Stabilized Same Property Portfolio ending occupancy	98.1%	96.9%	96.1%	96.0%	96.9%
NOI growth(2)	9.0%	9.8%	7.0%	8.5%	n/a
Cash NOI growth(2)	8.7%	11.2%	5.7%	10.5%	n/a
Capitalization:
Common stock price at quarter end	$29.16	$28.62	$27.44	$22.52	$23.19
Common shares issued and outstanding	78,305,187	77,337,373	70,810,523	66,375,624	66,166,548
Total shares and units issued and outstanding at period end (3)	80,323,432	79,284,781	72,785,007	68,365,436	68,175,212
Weighted average shares outstanding - diluted	78,227,824	73,068,081	68,331,234	66,626,239	66,079,935
5.875% Series A and Series B Cumulative Redeemable Preferred Stock	$165,000	$90,000	$90,000	$90,000	$90,000
Total equity market capitalization	$2,507,231	$2,359,130	$2,087,221	$1,629,590	$1,670,983
Total consolidated debt	$671,657	$666,979	$564,242	$512,504	$502,476
Total combined market capitalization (net debt plus equity)	$3,172,268	$3,013,191	$2,638,345	$2,130,418	$2,157,934
Ratios:
Net debt to total combined market capitalization	21.0%	21.7%	20.9%	23.5%	22.6%
Net debt to Adjusted EBITDA (quarterly results annualized)	5.4x	5.8x	5.4x	5.6x	5.4x

(1)
For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section and reconciliation section beginning on page 25 and page 8 of this report, respectively.

(2)
Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio. For comparability, NOI growth and Cash NOI growth for Q1’17, Q2’17 and Q3’17 have been restated to remove the results of 12345 First American Way, 9401 De Soto and 77-700 Enfield, which were sold during Q4’17. See page 22 for a list of dispositions completed during 2017.

(3)
Includes the following number of OP Units and vested LTIP units held by noncontrolling interests: 1,905,740 (Dec 31, 2017), 1,905,740 (Sep 30, 2017), 1,932,816 (Jun 30, 2017), 1,948,144 (Mar 31, 2017) and 1,966,996 (Dec 31, 2016). Excludes the following number of shares of unvested restricted stock: 190,695 (Dec 31, 2017), 257,867 (Sep 30, 2017), 312,379 (Jun 30, 2017), 333,128 (Mar 31, 2017) and 287,827 (Dec 31, 2016). Excludes unvested LTIP units unvested performance units.

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 4

Consolidated Balance Sheets.
(unaudited and in thousands)

	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Assets
Land	$997,588	$925,360	$763,622	$692,731	$683,919
Buildings and improvements	1,079,746	1,051,037	923,760	816,912	811,614
Tenant improvements	49,692	47,663	43,717	39,595	38,644
Furniture, fixtures, and equipment	167	167	167	167	174
Construction in progress	34,772	33,158	25,792	21,792	17,778
Total real estate held for investment	2,161,965	2,057,385	1,757,058	1,571,197	1,552,129
Accumulated depreciation	(173,541)	(165,385)	(153,163)	(143,199)	(135,140)
Investments in real estate, net	1,988,424	1,892,000	1,603,895	1,427,998	1,416,989
Cash and cash equivalents	6,620	12,918	13,118	11,676	15,525
Restricted cash	250	—	—	6,537	—
Notes receivable	—	—	—	6,090	5,934
Rents and other receivables, net	3,664	3,040	2,644	2,921	2,749
Deferred rent receivable	15,826	14,929	13,628	12,793	11,873
Deferred leasing costs, net	12,014	10,756	9,448	9,279	8,672
Deferred loan costs, net	1,930	2,084	2,239	2,352	847
Acquired lease intangible assets, net(1)	49,239	49,147	41,087	33,050	36,365
Indefinite-lived intangible	5,156	5,156	5,156	5,156	5,170
Interest rate swap asset	7,193	4,752	4,399	5,657	5,594
Other assets	6,146	7,144	7,388	5,944	5,290
Acquisition related deposits	2,475	1,075	2,250	500	—
Assets associated with real estate held for sale, net(2)	12,436	—	—	—	—
Total Assets	$2,111,373	$2,003,001	$1,705,252	$1,529,953	$1,515,008
Liabilities
Notes payable	$668,941	$664,209	$561,530	$509,693	$500,184
Interest rate swap liability	219	785	1,094	1,356	2,045
Accounts payable and accrued expenses	21,134	22,190	14,298	18,005	13,585
Dividends and distributions payable	11,727	11,580	10,642	10,008	9,282
Acquired lease intangible liabilities, net(3)	18,067	18,147	10,785	8,653	9,130
Tenant security deposits	19,521	19,149	16,721	15,311	15,187
Prepaid rents	6,267	5,738	5,204	4,785	3,455
Liabilities associated with real estate held for sale(2)	243	—	—	—	—
Total Liabilities	746,119	741,798	620,274	567,811	552,868
Equity
Series A preferred stock, net ($90,000 liquidation preference)	86,651	86,651	86,651	86,651	86,651
Series B preferred stock, net ($75,000 liquidation preference)	73,062	—	—	—	—
Common stock	782	773	708	664	662
Additional paid in capital	1,239,810	1,213,123	1,027,282	912,047	907,834
Cumulative distributions in excess of earnings	(67,058)	(67,578)	(56,992)	(64,682)	(59,277)
Accumulated other comprehensive income (loss)	6,799	3,870	3,216	4,176	3,445
Total stockholders’ equity	1,340,046	1,236,839	1,060,865	938,856	939,315
Noncontrolling interests	25,208	24,364	24,113	23,286	22,825
Total Equity	1,365,254	1,261,203	1,084,978	962,142	962,140
Total Liabilities and Equity	$2,111,373	$2,003,001	$1,705,252	$1,529,953	$1,515,008

(1)	Includes net above-market tenant lease intangibles of $5,223 (December 31, 2017), $5,512 (September 30, 2017), $5,640 (June 30, 2017), $5,420 (March 31, 2017) and $5,779 (December 31, 2016).

(2)	As of December 31, 2017, the properties located at (i) 700 Allen Avenue, 1851 and 1830 Flower Street and (ii) 8900-8980 Benson Avenue and 5637 Arrow Highway were classified as held for sale.

(3)	Includes net below-market tenant lease intangibles of $17,919 (December 31, 2017), $17,990 (September 30, 2017), $10,102 (June 30, 2017), $8,479 (March 31, 2017) and $8,949 (December 31, 2016).

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 5

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Revenues
Rental income	$38,691	$36,748	$31,132	$29,614	$29,691
Tenant reimbursements	6,757	6,279	5,172	5,155	4,579
Other income	319	203	115	232	179
Total Rental Revenues	45,767	43,230	36,419	35,001	34,449
Management, leasing, and development services	113	109	145	126	97
Interest income	—	—	218	227	231
Total Revenues	45,880	43,339	36,782	35,354	34,777
Operating Expenses
Property expenses	12,152	11,229	9,536	9,222	9,139
General and administrative	5,558	5,843	5,123	5,086	4,225
Depreciation and amortization	18,767	17,971	14,515	13,599	14,242
Total Operating Expenses	36,477	35,043	29,174	27,907	27,606
Other Expenses
Acquisition expenses	33	16	20	385	365
Interest expense	5,638	6,271	4,302	3,998	4,074
Total Other Expenses	5,671	6,287	4,322	4,383	4,439
Total Expenses	42,148	41,330	33,496	32,290	32,045
Equity in income from unconsolidated real estate entities	—	—	—	11	—
Gain (loss) on extinguishment of debt	47	—	—	(22)	—
Gains on sale of real estate	10,336	—	16,569	2,668	5,814
Net Income	14,115	2,009	19,855	5,721	8,546
Less: net income attributable to noncontrolling interest	(304)	(21)	(531)	(132)	(217)
Net income attributable to Rexford Industrial Realty, Inc.	13,811	1,988	19,324	5,589	8,329
Less: preferred stock dividends	(1,909)	(1,322)	(1,322)	(1,322)	(1,322)
Less: earnings allocated to participating securities	(83)	(80)	(156)	(91)	(79)
Net income attributable to common stockholders	$11,819	$586	$17,846	$4,176	$6,928

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.15	$0.01	$0.26	$0.06	$0.11
Net income attributable to common stockholders per share - diluted	$0.15	$0.01	$0.26	$0.06	$0.10

Weighted average shares outstanding - basic	77,771,084	72,621,219	67,920,773	66,341,138	65,785,226
Weighted average shares outstanding - diluted	78,227,824	73,068,081	68,331,234	66,626,239	66,079,935

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 6

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Rental Revenues
Rental income	$38,691	$29,691	$136,185	$107,594
Tenant reimbursements	6,757	4,579	23,363	16,723
Other income	319	179	869	943
Total Rental Revenues	45,767	34,449	160,417	125,260
Management, leasing, and development services	113	97	493	473
Interest income	—	231	445	459
Total Revenues	45,880	34,777	161,355	126,192
Operating Expenses
Property expenses	12,152	9,139	42,139	33,619
General and administrative	5,558	4,225	21,610	17,415
Depreciation and amortization	18,767	14,242	64,852	51,407
Total Operating Expenses	36,477	27,606	128,601	102,441
Other Expenses
Acquisition expenses	33	365	454	1,855
Interest expense	5,638	4,074	20,209	14,848
Total Other Expenses	5,671	4,439	20,663	16,703
Total Expenses	42,148	32,045	149,264	119,144
Equity in income from unconsolidated real estate entities	—	—	11	1,451
Gain on extinguishment of debt	47	—	25	—
Gains on sale of real estate	10,336	5,814	29,573	17,377
Net Income	14,115	8,546	41,700	25,876
Less: net income attributable to noncontrolling interest	(304)	(217)	(988)	(750)
Net income attributable to Rexford Industrial Realty, Inc.	13,811	8,329	40,712	25,126
Less: preferred stock dividends	(1,909)	(1,322)	(5,875)	(1,983)
Less: earnings allocated to participating securities	(83)	(79)	(410)	(302)
Net income attributable to common stockholders	$11,819	$6,928	$34,427	$22,841

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 7

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Net Income	$14,115	$2,009	$19,855	$5,721	$8,546
Add:
Depreciation and amortization	18,767	17,971	14,515	13,599	14,242
Deduct:
Gains on sale of real estate	10,336	—	16,569	2,668	5,814
Gain on acquisition of unconsolidated joint venture property	—	—	—	11	—
Funds From Operations (FFO)	22,546	19,980	17,801	16,641	16,974
Less: preferred stock dividends	(1,909)	(1,322)	(1,322)	(1,322)	(1,322)
Less: FFO attributable to noncontrolling interests(2)	(506)	(491)	(468)	(449)	(457)
Less: FFO attributable to participating securities(3)	(138)	(133)	(138)	(137)	(124)
Company share of FFO	$19,993	$18,034	$15,873	$14,733	$15,071

Company share of FFO per common share‐basic	$0.26	$0.25	$0.23	$0.22	$0.23
Company share of FFO per common share‐diluted	$0.26	$0.25	$0.23	$0.22	$0.23

FFO	$22,546	$19,980	$17,801	$16,641	$16,974
Adjust:
Legal fee reimbursements(4)	—	—	—	—	(389)
Acquisition expenses	33	16	20	385	365
Core FFO	22,579	19,996	17,821	17,026	16,950
Less: preferred stock dividends	(1,909)	(1,322)	(1,322)	(1,322)	(1,322)
Less: Core FFO attributable to noncontrolling interests(2)	(507)	(492)	(468)	(460)	(456)
Less: Core FFO attributable to participating securities(3)	(138)	(133)	(138)	(140)	(124)
Company share of Core FFO	$20,025	$18,049	$15,893	$15,104	$15,048

Company share of Core FFO per common share‐basic	$0.26	$0.25	$0.23	$0.23	$0.23
Company share of Core FFO per common share‐diluted	$0.26	$0.25	$0.23	$0.23	$0.23

Weighted-average shares outstanding-basic	77,771,084	72,621,219	67,920,773	66,341,138	65,785,226
Weighted-average shares outstanding-diluted(5)	78,227,824	73,068,081	68,331,234	66,626,239	66,079,935

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)	Noncontrolling interests represent holders of outstanding common units of the Company’s operating partnership that are owned by unit holders other than us.

(3)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.

(4)	Legal fee reimbursements relate to prior litigation of the Company. For more information, see Item 3. Legal Proceedings in our 2014 Annual Report on Form 10-K.

(5)	Weighted-average shares outstanding-diluted includes adjustments for unvested performance units and operating partnership units if their effect is dilutive for the reported period.

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 8

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Funds From Operations(2)	$22,546	$19,980	$17,801	$16,641	$16,974
Add:
Amortization of deferred financing costs	294	290	288	275	266
Non-cash stock compensation	1,328	1,330	1,394	1,346	956
Straight line corporate office rent expense adjustment	(30)	(19)	(36)	(36)	(50)
(Gain) loss on extinguishment of debt	(47)	—	—	22	—
Deduct:
Preferred stock dividends	1,909	1,322	1,322	1,322	1,322
Straight line rental revenue adjustment(3)	1,478	1,307	996	956	1,095
Amortization of net below-market lease intangibles	1,067	885	201	117	95
Capitalized payments(4)	1,024	1,219	1,021	976	726
Note payable premium amortization	38	37	36	58	60
Recurring capital expenditures(5)	826	452	857	390	667
2nd generation tenant improvements and leasing commissions(6)	1,480	1,618	900	1,241	1,311
Adjusted Funds From Operations (AFFO)	$16,269	$14,741	$14,114	$13,188	$12,870

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)	A reconciliation of net income to Funds From Operations is set forth on page 8 of this report.

(3)
The straight line rental revenue adjustment includes concessions of $1,029, $1,019, $851, $612 and $873 for the three months ended December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, respectively.

(4)	Includes capitalized interest, and leasing and construction development compensation.

(5)
Excludes nonrecurring capital expenditures of $11,255, $9,259, $9,007, $5,700 and $4,494 for the three months ended December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, respectively.

(6)
Excludes 1st generation tenant improvements/space preparation and leasing commissions of $1,099, $860, $370, $569 and $636 for the three months ended December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, respectively.

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 9

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDA and Adjusted EBITDA. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Rental income	$38,691	$36,748	$31,132	$29,614	$29,691
Tenant reimbursements	6,757	6,279	5,172	5,155	4,579
Other income	319	203	115	232	179
Total Rental Revenues	45,767	43,230	36,419	35,001	34,449
Property Expenses	12,152	11,229	9,536	9,222	9,139
Net Operating Income (NOI)	$33,615	$32,001	$26,883	$25,779	$25,310
Amortization of above/below market lease intangibles	(1,067)	(885)	(201)	(117)	(95)
Straight line rental revenue adjustment	(1,478)	(1,307)	(996)	(956)	(1,095)
Cash NOI	$31,070	$29,809	$25,686	$24,706	$24,120

EBITDA and Adjusted EBITDA

	Three Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Net income	$14,115	$2,009	$19,855	$5,721	$8,546
Interest expense	5,638	6,271	4,302	3,998	4,074
Depreciation and amortization	18,767	17,971	14,515	13,599	14,242
EBITDA	$38,520	$26,251	$38,672	$23,318	$26,862
Stock-based compensation amortization	1,328	1,330	1,394	1,346	956
Gains on sale of real estate	(10,336)	—	(16,569)	(2,668)	(5,814)
Gain on sale of real estate from unconsolidated joint ventures	—	—	—	(11)	—
(Gain) loss on extinguishment of debt	(47)	—	—	22	—
Legal fee reimbursements(2)	—	—	—	—	(389)
Acquisition expenses	33	16	20	385	365
Pro forma effect of acquisitions(3)	1,181	668	2,000	(15)	521
Pro forma effect of dispositions(4)	(4)	—	(157)	(85)	(113)
Adjusted EBITDA	$30,675	$28,265	$25,360	$22,292	$22,388

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)	Legal fee reimbursements relate to prior litigation of the Company. For more information, see Item 3. Legal Proceedings in our 2014 Annual Report on Form 10-K.

(3)
Represents the estimated impact on Q4’17 EBITDA of Q4’17 acquisitions as if they had been acquired October 1, 2017, the impact on Q3’17 EBITDA of Q3’17 acquisitions as if they had been acquired July 1, 2017, the impact on Q2’17 EBITDA of Q2’17 acquisitions as if they had been acquired April 1, 2017, the impact on Q1’17 EBITDA of Q1’17 acquisitions as if they had been acquired January 1, 2017, and the impact on Q4’16 EBITDA of Q4’16 acquisitions as if they had been acquired October 1, 2016. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired entities as of the beginning of each period.

(4)
Represents the impact on Q4’17 EBITDA of Q4’17 dispositions as if they had been sold as of October 1, 2017, the impact on Q2’17 EBITDA of Q2’17 dispositions as if they had been sold as of April 1, 2017, the impact on Q1’17 EBITDA of Q1’17 dispositions as if they had been sold as of January 1, 2017, and the impact on Q4’16 EBITDA of Q4’16 dispositions as if they had been sold as of October 1, 2016. See page 22 for details related to current year disposition properties.

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 10

Same Property Portfolio Performance. (1)
(unaudited and dollars in thousands)

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended December 31,					Year Ended December 31,
	2017	2016	$ Change	% Change		2017	2016	$ Change	% Change
Rental income	$25,833	$23,923	$1,910	8.0%		$99,031	$91,971	$7,060	7.7%
Tenant reimbursements	3,824	3,392	432	12.7%		15,257	13,691	1,566	11.4%
Other income	277	161	116	72.0%		712	751	(39)	(5.2)%
Total rental revenues	29,934	27,476	2,458	8.9%		115,000	106,413	8,587	8.1%
Property expenses	7,818	7,189	629	8.7%		30,214	28,338	1,876	6.6%
Same property portfolio NOI	$22,116	$20,287	$1,829	9.0%	(2)	$84,786	$78,075	$6,711	8.6%	(2)
Straight-line rents	(854)	(721)	(133)	18.4%		(2,937)	(2,862)	(75)	2.6%
Amort. above/below market leases	66	52	14	26.9%		312	177	135	76.3%
Same property portfolio Cash NOI	$21,328	$19,618	$1,710	8.7%	(2)	$82,161	$75,390	$6,771	9.0%	(2)

Same Property Portfolio Summary:

Same Property Portfolio
Number of properties	111
Square Feet	10,998,813

Same Property Portfolio Occupancy:

	December 31, 2017		December 31, 2016		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(3)	Same Property Portfolio	Stabilized Same Property Portfolio(4)	Same Property Portfolio	Stabilized Same Property Portfolio
Occupancy:
Los Angeles County	98.9%	98.9%	96.7%	97.7%	220 bps	120 bps
Orange County	95.8%	96.9%	93.8%	94.7%	200 bps	220 bps
San Bernardino County	99.3%	99.3%	94.7%	94.7%	460 bps	460 bps
San Diego County	96.4%	96.4%	97.1%	97.1%	(70) bps	(70) bps
Ventura County	96.8%	96.8%	97.1%	97.1%	(30) bps	(30) bps
Total/Weighted Average	98.0%	98.1%	96.2%	96.9%	180 bps	120 bps

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)
Excluding the operating results of properties under repositioning or lease-up in 2016 and 2017 (see page 27 for a list of these properties), Same Property Portfolio NOI increased by approximately 5.8% and 5.4% and Same Property Portfolio Cash NOI increased by approximately 6.4% and 6.2% during the three months ended December 31, 2017 and year ended December 31, 2017, compared to the three months ended December 31, 2016 and the year ended December 31, 2016, respectively.

(3)
Reflects the occupancy of our Same Property Portfolio as of December 31, 2017, adjusted for total space of 15,874 rentable square feet at one of our properties that was classified as repositioning or lease-up as of December 31, 2017. For additional details, refer to pages 20-21 of this report.

(4)
Reflects the occupancy of our Same Property Portfolio as of December 31, 2016, adjusted for space aggregating 73,367 rentable square feet at four of our properties that were classified as repositioning or lease-up as of December 31, 2016.

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 11

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of December 31, 2017

Description	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Common shares outstanding(1)	78,305,187	77,337,373	70,810,523	66,375,624	66,166,548
Operating partnership units outstanding(2)	2,018,245	1,947,408	1,974,484	1,989,812	2,008,664
Total shares and units outstanding at period end	80,323,432	79,284,781	72,785,007	68,365,436	68,175,212
Share price at end of quarter	$29.16	$28.62	$27.44	$22.52	$23.19
Common Stock and Operating Partnership Units - Capitalization	$2,342,231	$2,269,130	$1,997,221	$1,539,590	$1,580,983
5.875% Series A Cumulative Redeemable Preferred Stock(3)	90,000	90,000	90,000	90,000	90,000
5.875% Series B Cumulative Redeemable Preferred Stock(4)	75,000	—	—	—	—
Total Equity Market Capitalization	$2,507,231	$2,359,130	$2,087,221	$1,629,590	$1,670,983

Total Debt	$671,657	$666,979	$564,242	$512,504	$502,476
Less: Cash and cash equivalents	(6,620)	(12,918)	(13,118)	(11,676)	(15,525)
Net Debt	$665,037	$654,061	$551,124	$500,828	$486,951
Total Combined Market Capitalization (Net Debt plus Equity)	$3,172,268	$3,013,191	$2,638,345	$2,130,418	$2,157,934

Net debt to total combined market capitalization	21.0%	21.7%	20.9%	23.5%	22.6%
Net debt to Adjusted EBITDA (quarterly results annualized)(5)	5.4x	5.8x	5.4x	5.6x	5.4x

(1)	Excludes the following number of shares of unvested restricted stock: 190,695 (Dec 31, 2017), 257,867 (Sep 30, 2017), 312,379 (Jun 30, 2017), 333,128 (Mar 31, 2017) and 287,827 (Dec 31, 2016).

(2)
Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, LP, that are owned by unit holders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our operating partnership. As of December 31, 2017, includes 112,505 vested LTIP Units and excludes 293,485 unvested LTIP Units and 703,248 unvested performance units.

(3)	Value based on 3,600,000 outstanding shares of preferred stock at a liquidation preference of $25.00 per share.

(4)	Value based on 3,000,000 outstanding shares of preferred stock at a liquidation preference of $25.00 per share.

(5)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 12

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of December 31, 2017

Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance	Maturity Date of Effective Swaps
Secured Debt:
$60M Term Loan	8/1/2019(2)	LIBOR + 1.90%	3.817%	$58,891	2/15/2019
Gilbert/La Palma	3/1/2031	5.125%	5.125%	2,766	--
Unsecured Debt:
$100M Term Loan Facility	2/14/2022	LIBOR +1.20%(4)	3.098%	100,000	12/14/2018
$350M Revolving Credit Facility(5)	2/12/2021(3)	LIBOR +1.10%(4)	2.664%	60,000	--
$225M Term Loan Facility(6)	1/14/2023	LIBOR +1.50%(4) (7)	3.064%	225,000	--
$100M Senior Notes	8/6/2025	4.29%	4.290%	100,000	--
$125M Senior Notes	7/13/2027	3.93%	3.930%	125,000	--
Total Consolidated:			3.452%	$671,657

(1)	Includes the effect of interest rate swaps effective as of December 31, 2017, and excludes the effect of discounts, deferred loan costs and the facility fee.

(2)	One additional one-year extension is available, provided that certain conditions are satisfied.

(3)	Two additional six-month extensions are available, provided that certain conditions are satisfied.

(4)
The applicable LIBOR margin ranges from 1.10% to 1.50% per annum for the revolving credit facility, 1.20% to 1.70% per annum for the $100M term loan facility and 1.50% to 2.25% per annum for the $225M term loan facility depending on the ratio of our outstanding consolidated indebtedness to the value of our consolidated gross asset value (measured on a quarterly basis). As a result, the effective interest rate will fluctuate from period to period.

(5)
The credit facility is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.15% to 0.30% per annum depending on the ratio of our outstanding consolidated indebtedness to the value of our consolidated gross asset value, which is measured on a quarterly basis.

(6)
We have two interest rate swaps that will effectively fix this $225M term loan as follows: (i) $125M at 1.349% + an applicable LIBOR margin from 2/14/18 to 1/14/22 and (ii) $100M at 1.406% + an applicable LIBOR margin from 8/14/18 to 1/14/22.

(7)	In January 2018, the $225 term loan facility was amended to decrease the applicable LIBOR margin range from 1.50% to 2.25% per annum to a range of 1.20% to 1.70% per annum.

Debt Composition:
Category	Weighted Average Term Remaining (yrs)(1)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed(2)	6.5	3.80%	3.80%	$386,657	58%
Variable(2)	4.6	LIBOR + 1.42%	2.98%	$285,000	42%
Secured	2.1		3.87%	$61,657	9%
Unsecured	6.0		3.41%	$610,000	91%

(1)	The weighted average remaining term to maturity of our consolidated debt is 5.7 years.

(2)	If all of our interest rate swaps were effective as of December 31, 2017, our consolidated debt would be 91% fixed and 9% variable. See footnote (6) above.

Debt Maturity Schedule:
Year	Secured(1)	Unsecured	Total	% Total	Effective Interest Rate
2018	$—	$—	$—	—%	—%
2019	58,891	—	58,891	9%	3.816%
2020	—	—	—	—%	—%
2021	—	60,000	60,000	9%	2.664%
2022	—	100,000	100,000	15%	3.098%
Thereafter	2,766	450,000	452,766	67%	3.587%
Total	$61,657	$610,000	$671,657	100%	3.452%

(1)	Excludes the effect of scheduled monthly principal payments on amortizing loans.

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 13

Portfolio Overview.
At December 31, 2017	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Occupancy %				In-Place ABR(2)
Market	# Properties	Same Properties Portfolio	Non-Same Properties Portfolio	Total Portfolio	Same Properties Portfolio	Non-Same Properties Portfolio	Total Portfolio	Total Portfolio Excluding Repositioning(1)	Total (in 000’s)	Per Square Foot
Central LA	7	387,310	150,411	537,721	100.0%	100.0%	100.0%	100.0%	$5,359	$9.97
Greater San Fernando Valley	25	2,450,086	309,036	2,759,122	98.9%	64.0%	95.0%	99.0%	26,212	$10.00
Mid-Counties	10	672,090	198,062	870,152	100.0%	100.0%	100.0%	100.0%	8,319	$9.56
San Gabriel Valley	16	1,329,061	639,631	1,968,692	99.1%	76.3%	91.7%	99.1%	14,800	$8.20
South Bay	20	961,214	1,765,633	2,726,847	97.4%	94.9%	95.8%	98.6%	22,882	$8.76
Los Angeles County	78	5,799,761	3,062,773	8,862,534	98.9%	88.5%	95.3%	99.1%	77,572	$9.19

North Orange County	6	528,256	345,756	874,012	95.6%	95.7%	95.6%	95.6%	7,286	$8.72
OC Airport	7	512,407	116,575	628,982	93.3%	100.0%	94.6%	97.0%	6,088	$10.24
South Orange County	3	46,178	283,280	329,458	100.0%	100.0%	100.0%	100.0%	2,976	$9.03
West Orange County	5	285,777	364,499	650,276	100.0%	100.0%	100.0%	100.0%	5,489	$8.44
Orange County	21	1,372,618	1,110,110	2,482,728	95.8%	98.6%	97.1%	97.7%	21,839	$9.06

Inland Empire East	1	63,675	—	63,675	100.0%	—%	100.0%	100.0%	417	$6.54
Inland Empire West	18	1,108,197	2,395,544	3,503,741	99.2%	99.4%	99.4%	99.4%	24,639	$7.08
San Bernardino County	19	1,171,872	2,395,544	3,567,416	99.3%	99.4%	99.4%	99.4%	25,056	$7.07

Ventura	13	1,144,575	599,910	1,744,485	96.8%	65.3%	86.0%	94.4%	12,885	$8.59
Ventura County	13	1,144,575	599,910	1,744,485	96.8%	65.3%	86.0%	94.4%	12,885	$8.59

Central San Diego	12	849,028	254,919	1,103,947	96.1%	94.4%	95.7%	95.7%	12,311	$11.65
North County San Diego	7	584,258	54,740	638,998	97.1%	100.0%	97.4%	97.4%	6,434	$10.34
South County San Diego	1	76,701	—	76,701	95.1%	—%	95.1%	95.1%	690	$9.46
San Diego County	20	1,509,987	309,659	1,819,646	96.4%	95.4%	96.3%	96.3%	19,435	$11.10
CONSOLIDATED TOTAL / WTD AVG	151	10,998,813	7,477,996	18,476,809	98.0%	91.9%	95.5%	98.2%	$156,787	$8.88

(1)
Excludes space aggregating 508,686 square feet at five of our properties that were in various stages of repositioning or lease-up as of December 31, 2017. See pages 20-21 for additional details on these properties.

(2)	See page 25 for definition and details on how these amounts are calculated.

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 14

Occupancy and Leasing Trends.
(unaudited results, data represents consolidated portfolio only)

Occupancy by County:

	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	March 31, 2017	Dec 31, 2016
Occupancy:(1)
Los Angeles County	95.3%	92.9%	90.5%	89.8%	92.1%
Orange County	97.1%	91.1%	92.0%	92.7%	96.1%
San Bernardino County	99.4%	99.0%	95.2%	92.0%	96.4%
Ventura County	86.0%	85.1%	83.1%	88.1%	92.3%
San Diego County	96.3%	91.7%	95.7%	79.8%	81.0%
Total/Weighted Average	95.5%	92.9%	91.4%	88.9%	91.7%

Consolidated Portfolio SF	18,476,809	18,044,612	16,221,646	15,069,122	15,020,336

Leasing Activity:

	Three Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Leasing Activity (SF):(2)
New leases(3)	506,581	678,882	310,950	423,766	401,081
Renewal leases(3)	574,522	614,175	469,766	439,602	363,601
Gross leasing	1,081,103	1,293,057	780,716	863,368	764,682

Expiring leases	935,035	942,721	663,128	914,098	477,966
Expiring leases - placed into repositioning	124,470	28,830	107,965	334,689	—
Net absorption	21,598	321,506	9,623	(385,419)	286,716
Retention rate(4)	64%	66%	71%	57%	76%

Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
GAAP Rent Change	27.7%	26.3%	20.4%	23.3%	16.1%
Cash Rent Change	18.9%	16.7%	10.6%	13.7%	5.9%

(1)	See page 14 for the occupancy by county of our total consolidated portfolio excluding repositioning space.

(2)	Excludes month-to-month tenants.

(3)
Renewal leasing activity for Q4’17, Q3’17 and Q1’17 excludes relocations/expansions within Rexford’s portfolio totaling 27,222, 9,493 and 77,738 rentable square feet, respectively, which are included as part of new leasing activity.

(4)
Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage noted in (3) above, divided by expiring lease square footage (excluding expiring lease square footage placed into repositioning).

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 15

Leasing Statistics.
(unaudited results, data represents consolidated portfolio only)

Leasing Activity:

	# Leases Signed	SF of Leasing	Weighted Average Lease Term (Years)
Fourth Quarter 2017:
New	50	506,581	6.9
Renewal	69	574,522	3.4
Total/Weighted Average	119	1,081,103	5.0

Change in Annual Rental Rates for Current Quarter Leases:
	GAAP Rent				Cash Rent
Fourth Quarter 2017:	Current Lease	Prior Lease	Rent Change - GAAP	Weighted Average Abatement (Months)	Starting Cash Rent - Current Lease	Expiring Cash Rent - Prior Lease	Rent Change - Cash
New(1)	$11.31	$8.07	40.1%	0.5	$10.85	$8.34	30.1%
Renewal(2)	$10.47	$8.45	23.9%	1.0	$10.33	$8.94	15.5%
Total/Weighted Average	$10.67	$8.36	27.7%	0.9	$10.46	$8.80	18.9%

Uncommenced Leases by County:
Market	Uncommenced Renewal Leases: Leased SF(3)	Uncommenced New Leases: Leased SF(3)	Percent Leased	ABR Under Uncommenced Leases (in thousands)(4)(5)	In-Place + Uncommenced ABR (in thousands)(4)(5)	In-Place + Uncommenced ABR per SF(5)
Los Angeles County	600,807	7,149	95.4%	$802	$78,374	$9.27
Orange County	86,974	1,920	97.2%	88	21,927	$9.09
San Bernardino County	128,700	1,440	99.4%	134	25,190	$7.10
San Diego County	90,588	—	96.3%	51	19,486	$11.13
Ventura County	107,447	43,927	88.5%	413	13,298	$8.62
Total/Weighted Average	1,014,516	54,436	95.8%	$1,488	$158,275	$8.94

(1)
GAAP and cash rent statistics for new leases exclude 18 leases aggregating 337,964 rentable square feet for which there was no comparable lease data. Of these 18 excluded leases, four leases aggregating 233,146 rentable square feet relate to repositioning properties. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year, (iv) space with different lease structures (for example a change from a gross lease to a modified gross lease or an increase or decrease in the leased square footage) or (v) lease terms shorter than six months.

(2)
GAAP and cash rent statistics for renewal leases exclude four leases aggregating 49,700 rentable square feet for which there was no comparable lease data, due to either (i) space with different lease structures or (ii) lease terms shorter than six months.

(3)	Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of December 31, 2017.

(4)	Includes $525 thousand of annualized base rent under Uncommenced New Leases and $963 thousand of incremental annualized base rent under Uncommenced Renewal Leases.

(5)	See page 25 for further details on how these amounts are calculated.

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 16

Leasing Statistics (Continued).
(unaudited results, data represents consolidated portfolio only)

Lease Expiration Schedule as of December 31, 2017:

Year of Lease Expiration	# of Leases Expiring	Total Rentable SF	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	322,651	$—	$—
Current Repositioning(1)	—	448,885	—	$—
MTM Tenants	95	190,454	1,875	$9.84
2017	21	166,768	1,563	$9.37
2018	340	2,391,341	22,435	$9.38
2019	324	2,740,232	24,780	$9.04
2020	281	3,671,172	31,072	$8.46
2021	144	3,472,926	29,596	$8.52
2022	99	1,826,654	15,268	$8.36
2023	29	794,309	8,063	$10.15
2024	14	757,894	7,162	$9.45
2025	4	148,215	1,712	$11.55
2026	6	273,904	3,210	$11.72
Thereafter	14	1,271,404	11,539	$9.08
Total Portfolio	1,371	18,476,809	$158,275	$8.94

(1)
Represents space at four of our properties that were classified as current repositioning as of December 31, 2017. Excludes completed repositioning properties, properties in lease-up and pre-leased space at current repositioning properties. See pages 20-21 for additional details on these properties.

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 17

Top Tenants and Lease Segmentation.
(unaudited results, data represents consolidated portfolio only)

Top 10 Tenants:

Tenant	Submarket	Leased Rentable SF	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF	Lease Expiration
Federal Express Corporation	South Bay	173,596	1.5%	$13.94	11/30/2032(1)
32 Cold, LLC	Central LA	149,157	1.4%	$14.64	3/31/2026(2)
Command Logistics Services, Inc.	South Bay	340,672	1.3%	$6.00	9/30/2020(3)
Triscenic Production Services, Inc.	Greater San Fernando Valley	255,303	1.2%	$7.55	3/31/2022(4)
Cosmetic Laboratories of America, LLC	Greater San Fernando Valley	319,348	1.2%	$5.95	6/30/2020
Universal Technical Institute of Southern California, LLC	South Bay	142,593	1.2%	$13.29	8/31/2030
Southland Industries, Inc.	West Orange County	207,953	1.2%	$9.00	5/31/2028
Dendreon Corporation	West Orange County	170,865	1.0%	$8.87	12/31/2019
Undisclosed high-end luxury car company	Greater San Fernando Valley	167,425	0.9%	$8.89	8/31/2022(5)
Warehouse Specialists, Inc.	San Gabriel Valley	245,961	0.9%	$6.00	2/28/2021
Top 10 Total / Weighted Average		2,172,873	11.8%	$8.62

(1)	Includes (i) 30,160 rentable square feet expiring September 30, 2027, and (ii) 143,436 rentable square feet expiring November 30, 2032.

(2)	Includes (i) 78,280 rentable square feet expiring September 30, 2025, and (ii) 70,877 rentable square feet expiring March 31, 2026.

(3)	Includes (i) 111,769 rentable square feet expiring June 30, 2018, and (ii) 228,903 rentable square feet expiring September 30, 2020.

(4)	Includes (i) 38,766 rentable square feet expiring November 30, 2019, (ii) 147,318 rentable square feet expiring September 30, 2021, and (iii) 69,219 rentable square feet expiring March 31, 2022.

(5)
Includes (i) 16,868 rentable square feet expiring April 30, 2020, (ii) 21,697 rentable square feet expiring November 30, 2019, (iii) 20,310 rentable square feet expiring May 31, 2020, and (iv) 108,550 rentable square feet expiring August 31, 2022.

Lease Segmentation by Size:

Square Feet	Number of Leases	Leased Rentable SF	Rentable SF	Leased %	Leased % Excluding Repositioning	In-Place + Uncommenced ABR (in thousands)(1)	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF(1)
<4,999	810	1,704,818	1,804,379	94.5%	94.5%	$20,236	12.8%	$11.87
5,000 - 9,999	184	1,279,239	1,412,684	90.6%	97.2%	13,725	8.7%	$10.73
10,000 - 24,999	226	3,625,323	4,015,809	90.3%	96.4%	34,978	22.1%	$9.65
25,000 - 49,999	72	2,576,883	2,613,581	98.6%	98.6%	23,446	14.8%	$9.10
>50,000	79	8,519,010	8,630,356	98.7%	100.0%	65,890	41.6%	$7.73
Total / Weighted Average	1,371	17,705,273	18,476,809	95.8%	98.3%	$158,275	100.0%	$8.94

(1)	See page 25 for further details on how these amounts are calculated.

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 18

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Year ended December 31, 2017

					Year to Date
	Q4-2017	Q3-2017	Q2-2017	Q1-2017	Total	SF(1)	PSF
Tenant Improvements and Space Preparation:
New Leases‐1st Generation	$51	$306	$267	$445	$1,069	531,101	$2.01
New Leases‐2nd Generation	$167	$299	$109	$225	$800	582,438	$1.37
Renewals	$254	$109	$214	$19	$596	494,261	$1.21

Leasing Commissions & Lease Costs:
New Leases‐1st Generation	$1,048	$554	$103	$116	$1,821	522,969	$3.48
New Leases‐2nd Generation	$509	$980	$448	$835	$2,772	1,244,739	$2.23
Renewals	$550	$230	$129	$162	$1,071	820,290	$1.31

Total Recurring Capex:
Recurring Capex	$826	$452	$857	$390	$2,525	16,590,584	$0.15
Recurring Capex % of NOI	2.5%	1.4%	3.2%	1.5%	2.1%
Recurring Capex % of Operating Revenue	1.8%	1.0%	2.4%	1.1%	1.6%

Nonrecurring Capex	$11,255	$9,259	$9,007	$5,700	$35,221	12,889,591	$2.73

(1)
For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period. For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 19

Properties and Space Under Repositioning. (1)
As of December 31, 2017	(unaudited results, in thousands, except square feet)

					Same Property Portfolio		Estimated Construction Period
Property (Submarket)	Total Property Rentable Square Feet	Space Under Repo/ Lease-Up	Est. Development Rentable Square Feet(2)	Total Property Leased % 12/31/17	2017	2018	Start	Target Completion	Est. Period until Stabilized (months)(3)	Purchase Price	Projected Repo Costs	Projected Total Investment(4)	Cumulative Investment to Date(5)	Actual Quarterly Cash NOI 4Q-2017(6)		Est. Annual Stabilized Cash NOI(7)
CURRENT REPOSITIONING:
14750 Nelson - Repositioning	147,360	147,360	—	0%	N	Y	3Q-2016	1Q-2018	11 - 14	$12,718	$7,049	$19,767	$15,575	$(22)		$1,419
14750 Nelson - Development	—	—	53,897	0%	N	N	3Q-2016	2Q-2018	14 - 17	$2,282	$5,133	$7,415	$3,886	$—		$519
14750 Nelson (San Gabriel Valley)	147,360	147,360	53,897	0%			3Q-2016	2Q-2018	11 - 17	$15,000	$12,182	$27,182	$19,461	$(22)		$1,938
301-445 Figueroa Street (South Bay)(8)	133,625	78,760	—	42%	N	Y	4Q-2016	3Q-2018	12 - 15	$13,000	$3,872	$16,872	$15,878	$47		$1,128
28903 Avenue Paine - Repositioning	111,346	111,346	—	0%			1Q-2017	1Q-2018	5 - 10	$11,545	$2,631	$14,176	$12,494	$(29)		$849
28903 Avenue Paine - Development	—	—	112,654	0%			1Q-2017	4Q-2018	15 - 18	$5,515	$9,275	$14,790	$5,550	$—		$966
28903 Avenue Paine (SF Valley)	111,346	111,346	112,654	0%	N	N	1Q-2017	4Q-2018	5 - 18	$17,060	$11,906	$28,966	$18,044	$(29)		$1,815
TOTAL/WEIGHTED AVERAGE	392,331	337,466	166,551	14%						$45,060	$27,960	$73,020	$53,383	$(4)	(9)	$4,881

LEASE-UP:
1601 Alton Pkwy. (OC Airport)	124,988	15,874	—	87%	Y	Y	4Q-2014	4Q-2017	2 - 4	$13,276	$6,976	$20,252	$20,252	$262	(9)	$1,495

FUTURE REPOSITIONING:
9615 Norwalk Blvd. (Mid-Counties)	38,362	—	201,808	100%	Y	Y	2Q-2018	2Q-2019	TBD	$9,642	$14,803	$24,445	$10,088	$208		$1,556
2722 Fairview Street (OC Airport)(10)	116,575	—	—	100%	N	Y	1Q-2018	2Q-2018	9 - 12	$17,800	$1,436	$19,236	$17,871	$309		$1,177
15401 Figueroa Street (South Bay)	38,584	—	—	100%	N	N	2Q-2018	3Q-2018	9 - 12	$4,435	$444	$4,879	$4,435	$26		$281
TOTAL/WEIGHTED AVERAGE	193,521	—	201,808	100%						$31,877	$16,683	$48,560	$32,394	$543		$3,014

STABILIZED:
3880 Valley Blvd. (San Gabriel Valley)	108,550	—	—	100%	Y	Y	N/A	N/A	--	$9,631	$3,186	$12,817	$12,817	$(2)		$883
12131 Western Avenue (West OC)	207,953	—	—	100%	N	Y	N/A	N/A	--	$27,000	$3,727	$30,727	$30,664	$(8)		$1,809
TOTAL/WEIGHTED AVERAGE	316,503	—	—	100%						$36,631	$6,913	$43,544	$43,481	$(10)	(9)	$2,692

(1)	See page 27 for a definition of Properties and Space Under Repositioning.

(2)	Represents the estimated rentable square footage upon completion of current and future development projects.

(3)
Represents the estimated remaining number of months, as of December 31, 2017, for the property to reach stabilization. Includes time to complete construction and lease-up the property. Actual number of months required to reach stabilization may vary materially from our estimates. See page 27 for a definition of Stabilization Date - Properties and Space Under Repositioning.

(4)
Projected total investment includes the purchase price of the property and our current estimate of total expected nonrecurring capital expenditures to be incurred on each repositioning and development project to reach completion. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter.

(5)	Cumulative investment-to-date includes the purchase price of the property and subsequent costs incurred for nonrecurring capital expenditures.

(6)
Represents the actual cash NOI for each property for the three months ended December 31, 2017. For a definition/discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(7)
Represents managements estimate of each property’s annual cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates. The Company does not provide a reconciliation to net income on a consolidated basis, because it is unable to provide a meaningful or accurate estimation of reconciling items due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income.

(8)
All 14 units at 301-445 Figueroa are being repositioned in various phases. As of December 31, 2017, the property consists of: two units (23,700 RSF) that have been completed and leased; five units (54,290 RSF) that have been completed and are vacant; three units (24,470 RSF) that are currently undergoing repositioning; and four units (31,190 RSF) in which repositioning has not yet started. We estimate that the latter seven units (55,650 RSF) will be completed between 1Q-2018 and 3Q-2018. The projected total investment and estimated annual stabilized Cash NOI presented above reflect the repositioning of all 14 units.

(9)
Actual NOI for the three months ended December 31, 2017, reflects the capitalization of $166 thousand of real estate property taxes and insurance for current repositioning, $6 thousand for lease-up properties and $62 thousand for completed properties, respectively. We will continue to capitalize taxes and insurance during the period in which construction is taking place to get each repositioning property ready for its intended use.

(10)
The property located at 2722 Fairview Street is a two-unit building which is 100% occupied by two tenants as of December 31, 2017. We plan to reposition one of the units (58,802 RSF) when the current tenant’s lease terminates on February 15, 2018.

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 20

Properties and Space Under Repositioning (Continued). (1)
As of December 31, 2017	(unaudited results, in thousands, except square feet)

Repositioning Space

			Same Property Portfolio		Estimated Construction Period
Property (Submarket)	Property Rentable Square Feet	Space Under Repositioning/Lease-Up	2017	2018	Start	Target Completion	Est. Period until Stabilized (months)(2)	Projected Total Investment(3)	Repositioning Costs Incurred to Date	Total Property Leased % 12/31/17	Actual Quarterly Cash NOI 4Q-2017(4)		Estimated Annual Stabilized Cash NOI(5)
CURRENT REPOSITIONING:
3233 Mission Oaks Blvd. (Ventura)(6):
Unit 3233-H	461,210	43,927	N	Y	1Q-2017	4Q-2017	2 (7)	$1,135	$655	64%	$(6)		$288
Unit 3233	461,210	111,419	N	Y	2Q-2017	4Q-2018	12 - 18	$7,080	$715	64%	$(10)		$852
TOTAL		155,346						$8,215	$1,370		$(16)	(8)	$1,140
STABILIZED:
228th Street (South Bay)(9)	88,971	—	Y	Y	1Q-2016	4Q-2017	--	$2,191	$1,927	98%	$34		$231

Stabilized Repositionings: Properties and Space

Property (Submarket)		Rentable Square Feet					Stabilized Period				Stabilized Yield
7110 Rosecrans Ave. (South Bay)		73,439					2Q-2015				7.9%
7900 Nelson Rd. (SF Valley)		202,905					4Q-2015				6.6%
605 8th Street (SF Valley)		55,715					4Q-2015				6.8%
24105 Frampton Ave. (South Bay)		49,841					3Q-2016				7.0%
12247 Lakeland Rd. (Mid-Counties)		24,875					3Q-2016				6.4%
2610 & 2701 S. Birch St. (OC Airport)		98,230					4Q-2016				7.1%
15140 & 15148 Bledsoe St. (SF Valley)		72,000					4Q-2016				N/A(10)
679-691 S. Anderson St. (Central LA)		47,490					2Q-2017				6.3%
18118 - 18120 S. Broadway St. (South Bay)		18,033					2Q-2017				N/A(10)
3880 Valley Blvd. (San Gabriel Valley)		108,550					3Q-2017				6.9%
12131 Western Avenue (West OC)		207,953					4Q-2017				5.9%
228th Street (South Bay)		23,453					4Q-2017				N/A(10)
TOTAL/WEIGHTED AVERAGE		982,484									6.6%

(1)	See page 27 for a definition of Properties and Space Under Repositioning.

(2)
Represents the estimated remaining number of months, as of December 31, 2017, for the space to reach stabilization. Includes time to complete construction and lease-up the space. Actual number of months required to reach stabilization may vary materially from our estimates.

(3)
Projected total investment represents the estimated nonrecurring capital expenditures to be incurred on each repositioning project to reach completion. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter.

(4)
Represents the actual cash NOI of repositioning space for the three months ended December 31, 2017. For a definition & discussion of non-GAAP financial measures, see the definitions section beginning on page 25.

(5)
Based on management estimates of annual cash NOI for the repositioning space, once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates. The Company does not provide a reconciliation to net income on a consolidated basis, because it is unable to provide a meaningful or accurate estimation of reconciling items due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income.

(6)
As of December 31, 2017, we are repositioning two spaces aggregating 155,346 RSF at 3233 Mission Oaks. The amounts presented on this page represent the actual and projected construction costs and the actual and estimated stabilized cash NOI of only these two spaces.

(7)	As of December 31, 2017, Unit H has been pre-leased with a lease commencement date of February 1, 2018.

(8)
Actual NOI for the three months ended December 31, 2017, reflects the capitalization of $29 thousand of real estate property taxes and insurance for repositioning space. We will continue to capitalize real estate property taxes and insurance during the period in which construction is taking place to get each repositioning space ready for its intended use.

(9)
The property located at 228th Street includes eight buildings, of which three buildings aggregating 23,453 RSF were repositioned. The amounts presented on this page represent the actual and projected construction costs and the actual and estimated stabilized cash NOI of only these three buildings.

(10)	We are unable to provide a meaningful stabilized yield for these completed projects as these were partial repositionings of larger properties.

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 21

Current Year Acquisitions and Dispositions Summary.
As of December 31, 2017	(unaudited results, data represents consolidated portfolio only)

2017 Acquisitions

Acquisition Date	Property Address	County	Submarket	Rentable Square Feet	Acquisition Price ($ in MM)	Occ. % at Acquisition	Occ.% at December 31, 2017
2/17/2017	28903 Avenue Paine	Los Angeles	Greater San Fernando Valley	111,346	$17.06	—%	—%
4/28/2017	2390 Ward Avenue	Ventura	Ventura	138,700	$16.50	100%	100%
5/24/2017	Safari Business Center	San Bernardino	Inland Empire West	1,138,090	$141.20	97%	99%
6/14/2017	4175 Conant Street	Los Angeles	South Bay	142,593	$30.60	100%	100%
6/15/2017	5421 Argosy Avenue	Orange County	Orange County West	35,321	$5.30	100%	100%
6/30/2017	14820-14830 Carmenita Road	Los Angeles	Mid-Counties	198,062	$30.65	100%	100%
7/3/2017	3002-3072 Inland Empire Boulevard	San Bernardino	Inland Empire West	218,407	$26.90	100%	100%
7/11/2017	17000 Kingsview Avenue	Los Angeles	South Bay	100,121	$13.99	100%	100%
7/18/2017	Rancho Pacifica Park	Los Angeles	South Bay	1,170,806	$210.50	99%	99%
7/20/2017	11190 White Birch Drive	San Bernardino	Inland Empire West	201,035	$19.81	100%	100%
7/28/2017	4832-4850 Azusa Canyon Road	Los Angeles	San Gabriel Valley	87,421	$14.55	100%	100%
9/8/2017	1825 Soto Street	Los Angeles	Central Los Angeles	25,040	$3.48	100%	100%
9/13/2017	19402 Susana Road	Los Angeles	South Bay	15,433	$3.94	100%	100%
10/31/2017	13225 Western Avenue	Los Angeles	South Bay	21,010	$2.26	100%	100%
10/31/2017	15401 Figueroa Street	Los Angeles	South Bay	38,584	$4.44	100%	100%
11/28/2017	8542 Slauson Avenue	Los Angeles	Central Los Angeles	24,679	$9.01	100%	100%
11/28/2017	687 Eucalyptus Avenue	Los Angeles	South Bay	143,436	$53.88	100%	100%
12/28/2017	302 Rockefeller Avenue	San Bernardino	Inland Empire West	99,282	$14.52	100%	100%
12/28/2017	4355 Brickell Street	San Bernardino	Inland Empire West	95,644	$13.11	100%	100%
12/28/2017	12622-12632 Monarch Street	Orange County	Orange County West	121,225	$20.55	100%	100%
12/28/2017	8315 Hanan Way	Los Angeles	Central Los Angeles	100,692	$14.50	100%	100%
				4,226,927	$666.75

2017 Dispositions

Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)	Reason for Selling
3/31/2017	9375 Archibald Avenue	San Bernardino	Inland Empire West	62,677	$6.88	Investor Sale
5/17/2017	2535 Midway Drive	San Diego	Central San Diego	373,744	$40.05	Opportunistic Sale
6/28/2017	2811 Harbor Boulevard	Orange County	Airport	126,796	$18.70	Tenant Exercise of Purchase Option
10/31/2017	12345 First American Way	San Diego	Central San Diego	40,022	$7.60	Opportunistic Sale
11/2/2017	9401 De Soto	Los Angeles	Greater San Fernando Valley	150,831	$23.00	Investor Sale
11/29/2017	77-700 Enfield Lane	San Bernardino	Inland Empire East	21,607	$2.43	Opportunistic Sale
				775,677	$98.66

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 22

Guidance.

2018 OUTLOOK*

METRIC	2018 GUIDANCE / ASSUMPTIONS
Net Income Attributable to Common Stockholders (1)	$0.20 to $0.23 per diluted share (2)
Company share of Core FFO(1)	$1.01 to $1.04 per diluted share (2)
Same Property Portfolio NOI Growth (3)	6.0% to 8.0%
Stabilized Same Property Portfolio NOI Growth (3)	4.0% to 5.5%
Year-End 2018 Same Property Portfolio Occupancy (3)	95.0% to 97.0% (4)
Year-End 2018 Stabilized Same Property Portfolio Occupancy (3)	96.5% to 98.0% (4)
General and Administrative Expenses	$24.0 million to $25.0 million (5)

(1)
Our Net income and Core FFO guidance refers to the Company's in-place portfolio as of February 13, 2018, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year. The Company’s in-place portfolio as of February 13, 2018, reflects the acquisition of one property containing 103,208 rentable square feet and the disposition of two properties totaling 113,184 rentable square feet, subsequent to December 31, 2017.

(2)
See page 28 for a reconciliation of the Company’s guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Core FFO per diluted share.

(3)
Our 2018 Same Property Portfolio is a subset of our consolidated portfolio and consists of 128 properties aggregating 14,136,698 rentable square feet that were wholly-owned by us as of January 1, 2017, and still owned by us as of February 13, 2018. Our 2018 Stabilized Same Property Portfolio represents the properties included in our 2018 Same Property Portfolio, adjusted to exclude 11 of our properties that were or will be in various stages of repositioning (current and future) or lease-up during 2017 and 2018. See page 27 for the definition of Stabilized Same Property Portfolio which includes a list of these 11 properties.

(4)
As of December 31, 2017, the occupancy of our 2018 Same Property Portfolio was 95.2% and the occupancy of our 2018 Stabilized Same Property Portfolio was 97.9%. The occupancy of our 2018 Stabilized Same Property Portfolio reflects the occupancy of our 2018 Same Property Portfolio adjusted for space aggregating 397,340 rentable square feet at four of our properties that were classified as repositioning or lease-up as of December 31, 2017.

(5)	Our general and administrative expense guidance includes estimated non-cash equity compensation expense of $6.8 million.
* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 23

Net Asset Value Components.
At 12/31/2017	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended December 31, 2017
Total operating revenues	$45,767
Property operating expenses	(12,152)
Pro forma effect of uncommenced leases(2)	280
Pro forma effect of acquisitions(3)	1,181
Pro forma effect of dispositions(4)	(4)
Pro forma NOI effect of properties and space under repositioning(5)	2,555
Pro Forma NOI	37,627
Amortization of net below-market lease intangibles	(1,067)
Straight line rental revenue adjustment	(1,478)
Pro Forma Cash NOI	$35,082

Balance Sheet Items

Other assets and liabilities	December 31, 2017
Cash and cash equivalents	$6,620
Restricted cash	250
Rents and other receivables, net	3,664
Other assets	6,146
Acquisition related deposits	2,475
Accounts payable, accrued expenses and other liabilities	(21,134)
Dividends payable	(11,727)
Tenant security deposits	(19,521)
Prepaid rents	(6,267)
Estimated remaining cost to complete repositioning projects	(42,976)
Total other assets and liabilities	$(82,470)

Debt and Shares Outstanding

Total consolidated debt(6)	$671,657
Preferred stock - liquidation preference	$165,000

Common shares outstanding(7)	78,305,187
Operating partnership units outstanding(8)	2,018,245
Total common shares and operating partnership units outstanding	80,323,432

(1)	For a definition and discussion of non-GAAP financial measures, see the notes and definitions section beginning on page 25 of this report.

(2)	Represents the estimated incremental base rent from uncommenced leases as if they had commenced as of October 1, 2017.

(3)
Represents the estimated incremental NOI from Q4’17 acquisitions as if they had been acquired on October 1, 2017. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of October 1, 2017.

(4)	Represents the actual Q4’17 NOI for properties sold during the current quarter. See page 22 for details related to current year disposition properties.

(5)
Represents the estimated incremental NOI from the properties that were classified as current or future repositioning or lease-up during the three months ended December 31, 2017, assuming that all repositioning work had been completed and all of the properties/space were fully stabilized as of October 1, 2017. See pages 20-21 for the properties included. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of October 1, 2017.

(6)	Excludes unamortized loan discount and debt issuance costs totaling $2.7 million.

(7)	Represents outstanding shares of common stock of the Company, which excludes 190,695 shares of unvested restricted stock.

(8)
Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 112,505 vested LTIP Units and excludes 293,485 unvested LTIP Units and 703,248 unvested performance units.

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 24

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing and construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties, (v) 2nd generation tenant improvements and leasing commissions and (vi) gain (loss) on extinguishment of debt. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:

•
In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of December 31, 2017, multiplied by 12. Includes only leases that have commenced as of December 31, 2017. Excludes billboard and antenna revenue and tenant reimbursements.

•	In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of December 31, 2017.

•
Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to December 31, 2017, or adjustments for future known non-renewals.

•	ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of December 31, 2017, multiplied by 12.

•
In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of December 31, 2017.

•	Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but have not yet commenced as of December 31, 2017.

•	Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that have been signed but have not yet commenced as of December 31, 2017.

Capital Expenditures, Non-recurring: Expenditures made in respect of a property for improvement to the appearance of such property or any other major upgrade or renovation of such property, and further includes capital expenditures for seismic upgrades, and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made in respect of a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance or replacement of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) improvements to the appearance of such property or any other major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; or (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) fair value lease revenue and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO, as defined below, to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of acquisition expenses and legal expenses or reimbursements related to prior litigation. For more information on prior litigation, see Item 3. Legal Proceedings in our 2014 Annual Report on Form 10-K. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company's operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may not calculate core FFO in a consistent manner. Accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 25

Notes and Definitions.

Debt Covenants ($ in thousands):

		Dec 31, 2017		Sep 30, 2017
	Current Period Covenant	Amended Credit Facility and $225M Term Loan	$100M Senior Notes and $125M Senior Notes	Amended Credit Facility and $225M Term Loan	$100M Senior Notes
Maximum Leverage Ratio	less than 60%	28.8%	28.8%	30.2%	30.2%
Maximum Secured Leverage Ratio	less than 45%	2.6%	n/a	3.0%	n/a
Maximum Secured Leverage Ratio	less than 40%	n/a	2.6%	n/a	3.0%
Maximum Secured Recourse Debt	less than 15%	—%	—%	—%	—%
Minimum Tangible Net Worth	$1,016,308	$1,502,467	$1,502,467	$1,390,432	$1,390,432
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	3.5 to 1.00	3.5 to 1.00	3.9 to 1.00	3.9 to 1.00
Unencumbered Leverage Ratio	less than 60%	28.1%	28.1%	29.5%	29.5%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	6.23 to 1.00	6.23 to 1.00	6.21 to 1.00	6.21 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement.
EBITDA and Adjusted EBITDA: EBITDA is calculated as earnings (net income) before interest expense, tax expense and depreciation and amortization, including our proportionate share from our unconsolidated joint venture. We calculate Adjusted EBITDA by adding or subtracting from EBITDA the following items: (i) non-cash stock based compensation expense, (ii) gains on sale of real estate (including our proportionate share from our unconsolidated joint venture), (iii) gain (loss) on extinguishment of debt, (iv) legal fee reimbursements related to prior litigation, (v) acquisition expenses and (vi) the pro-forma effects of acquisitions and dispositions. We believe that EBITDA and Adjusted EBITDA are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDA and Adjusted EBITDA should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDA and Adjusted EBITDA differently than we do; accordingly, our EBITDA and Adjusted EBITDA may not be comparable to such other Equity REITs’ EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.

Fixed Charge Coverage Ratio:

For the Three Months Ended
Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2016
EBITDA	$38,520	$26,251	$38,672	$23,318	$26,862
Cash distributions from unconsolidated joint ventures	—	—	—	—	(8)
Amortization of above/below market lease intangibles	(1,067)	(885)	(201)	(117)	(95)
Non-cash stock compensation	1,328	1,330	1,394	1,346	956
Straight line corporate office rent expense adjustment	(30)	(19)	(36)	(36)	(50)
Gains on sale of real estate	(10,336)	—	(16,569)	(2,668)	(5,814)
(Gain) loss on extinguishment of debt	(47)	—	—	22	—
Straight line rental revenue adjustment	(1,478)	(1,307)	(996)	(956)	(1,095)
Capitalized payments	(640)	(832)	(563)	(510)	(388)
Recurring capital expenditures	(826)	(452)	(857)	(390)	(667)
2nd generation tenant improvements and leasing commissions	(1,480)	(1,618)	(900)	(1,241)	(1,311)
Cash flow for fixed charge coverage calculation	23,944	22,468	19,944	18,768	18,390
Cash interest expense calculation detail:
Interest expense	5,638	6,271	4,302	3,998	4,074
Capitalized interest	384	387	458	466	338
Note payable premium amort.	38	37	36	58	60
Amortization of deferred financing costs	(294)	(290)	(288)	(275)	(266)
Cash interest expense	5,766	6,405	4,508	4,247	4,206
Scheduled principal payments	264	263	222	301	300
Preferred stock dividends	1,909	1,322	1,322	1,322	1,322
Fixed charges	$7,939	$7,990	$6,052	$5,870	$5,828

Fixed Charge Coverage Ratio	3.0	x	2.8	x	3.3	x	3.2	x	3.2	x
Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 26

Notes and Definitions.

related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality

(not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space in a building as the lower of (i) 20,000 square feet of space or (ii) 50% of a building’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing.
Rent Change - Cash: Compares the first month cash rent excluding any abatement on new leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year, (iv) space with different lease structures (for example a change from a gross lease to a modified gross lease or an increase or decrease in the leased square footage) or (v) lease terms shorter than six months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatements, on new leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year, (iv) space with different lease structures (for example a change from a gross lease to a modified gross lease or an increase or decrease in the leased square footage) or (v) lease terms shorter than six months.
Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2016, and still owned by us as of December 31, 2017. The Company’s computation of same property performance may not be comparable to other REITs.
Stabilization Date - Properties and Space Under Repositioning: We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.
Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude the properties listed in the table below that were under repositioning/lease-up during comparable years. Stabilized Same Property Portfolio occupancy/leasing statistics exclude vacant/unleased repositioning space at each of these properties as of the end of each reporting period. Stabilized Same Property Portfolio NOI excludes the NOI for the entire property for all comparable periods.
Our 2017 Stabilized Same Property Portfolio excludes the following Same Property Portfolio properties that were in various stages of repositioning or lease-up during 2016 and 2017 aggregating 793,669 rentable square feet:

12247 Lakeland Road	24105 Frampton Avenue
151040 & 15148 Bledsoe Street	2610 & 2701 South Birch Street
1601 Alton Parkway	3880 Valley Boulevard
18118-18120 Broadway Street	679-691 South Anderson Street
228th Street	9615 Norwalk Boulevard

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 27

Notes and Definitions.

Stabilized Same Property Portfolio (Continued): Our 2018 Stabilized Same Property Portfolio excludes the following 2018 Same Property Portfolio properties that were or will be in various stages of repositioning or lease-up during 2017 and 2018 aggregating 1,553,292 rentable square feet:

12131 Western Avenue	301-445 Figueroa Street
14742-14750 Nelson Avenue	3233 Mission Oaks Boulevard
1601 Alton Parkway	3880 Valley Boulevard
18118-18120 Broadway Street	679-691 South Anderson Street
228th Street	9615 Norwalk Boulevard
2700-2722 Fairview Street
Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Net Income	$14,115	$2,009	$19,855	$5,721	$8,546
Add:
General and administrative	5,558	5,843	5,123	5,086	4,225
Depreciation and amortization	18,767	17,971	14,515	13,599	14,242
Acquisition expenses	33	16	20	385	365
Interest expense	5,638	6,271	4,302	3,998	4,074
Loss on extinguishment of debt	(47)	—	—	22	—
Subtract:
Management, leasing, and development services	113	109	145	126	97
Interest income	—	—	218	227	231
Equity in income from unconsolidated real estate entities	—	—	—	11	—
Gains on sale of real estate	10,336	—	16,569	2,668	5,814
NOI	$33,615	$32,001	$26,883	$25,779	$25,310
Straight line rental revenue adjustment	(1,478)	(1,307)	(996)	(956)	(1,095)
Amortization of above/below market lease intangibles	(1,067)	(885)	(201)	(117)	(95)
Cash NOI	$31,070	$29,809	$25,686	$24,706	$24,120

Reconciliation of Net Income to Same Property Portfolio NOI and Same Property Portfolio Cash NOI (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$14,115	$8,546	$41,700	$25,876
Add:
General and administrative	5,558	4,225	21,610	17,415
Depreciation and amortization	18,767	14,242	64,852	51,407
Acquisition expenses	33	365	454	1,855
Interest expense	5,638	4,074	20,209	14,848
Loss on extinguishment of debt	(47)	—	(25)	—
Deduct:
Management, leasing and development services	113	97	493	473
Interest income	—	231	445	459
Equity in income from unconsolidated real estate entities	—	—	11	1,451
Gains on sale of real estate	10,336	5,814	29,573	17,377
NOI	$33,615	$25,310	$118,278	$91,641
Non-Same Property Portfolio operating revenues	(15,833)	(6,973)	(45,417)	(18,847)
Non-Same Property Portfolio property expenses	4,334	1,950	11,925	5,281
Same Property Portfolio NOI	$22,116	$20,287	$84,786	$78,075
Straight line rental revenue adjustment	(854)	(721)	(2,937)	(2,862)
Amortization of above/below market lease intangibles	66	52	312	177
Same Property Portfolio Cash NOI	$21,328	$19,618	$82,161	$75,390
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2018 Estimate
	Low	High
Net income attributable to common stockholders	$0.20	$0.23
Company share of depreciation and amortization	$0.92	$0.92
Company share of gains on sale of real estate	$(0.11)	$(0.11)
Company share of Core FFO	$1.01	$1.04

Fourth Quarter 2017 Supplemental Financial Reporting Package	Page 28